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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY






                          CENTURY COMMUNICATIONS CORP.

                                       and

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION,
                              successor trustee to
                       BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as Trustee



                          Sixth Supplemental Indenture

                         Dated as of September 29, 1997





                          8 3/4% Senior Notes Due 2007










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                  SIXTH SUPPLEMENTAL INDENTURE, dated as of September 29, 1997
(the "Sixth Supplemental Indenture"), to the Indenture, dated as of February 15, 1992 (the "Indenture"), between CENTURY COMMUNICATIONS CORP., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal office at 50 Locust Avenue, New Canaan, Connecticut 06840, and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, successor trustee to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior debt securities (the "Securities") to be issued in one or more series as in the Indenture provided;

                  WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Sixth Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8 3/4% Senior Notes Due 2007 in the aggregate principal amount of $225,000,000, a form of which is attached hereto as Exhibit A (the "8 3/4% Notes"), on the terms set forth herein;

                  WHEREAS, Section 10.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities for such purpose provided certain conditions are met;

                  WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Sixth Supplemental Indenture have been complied with; and

                  WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

                  NOW THEREFORE:

                  In consideration of the premises and the purchase and acceptance of the 8 3/4% Notes by the holders thereof the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the 8 3/4% Notes, that the Indenture is supplemented and

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amended, to the extent and for the purposes expressed herein, as follows:

PARAGRAPH A.      SCOPE OF THIS SIXTH
                  SUPPLEMENTAL INDENTURE

                  The changes, modifications and supplements to the Indenture effected by this Sixth Supplemental Indenture in Paragraphs B, C and D hereof shall only be applicable with respect to, and govern the terms of, the 8 3/4% Notes issued by the Company, which shall be limited in aggregate principal amount to $225,000,000, except as provided in Section 3.01(2) of the Indenture, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

PARAGRAPH B.      ADDITIONAL PROVISIONS

                  B1. ADDITIONAL DEFINITIONS - Each of the following definitions, which constitute part of this Sixth Supplemental Indenture, shall be inserted in proper alphabetical order in Article 1:

                  "Advance" shall mean any direct or indirect advance, loan, guarantee, transfer (pursuant to contract or otherwise) or other extension of credit or capital contribution (in cash or other property) by the Company or any Subsidiary, as the case may be, to, or any purchase or other acquisition by such Person of any Capital Stock, equity or other ownership interests, bonds, notes, debentures or other securities of, any Subsidiary or any other Affiliate of the Company, as the case may be, but not including: (i) any Advance from the Company or any Subsidiary to any Affiliate for use by such Affiliate in the ordinary course of its business on terms that are no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary from a Person who is not an Affiliate, or (ii) any Advance from the Company or any directly or indirectly 90%-owned Subsidiary to any other directly or indirectly 90%-owned Subsidiary or the Company. For purposes of subclause (i) of this definition, expenditures in the ordinary course of business shall mean and include expenditures for working capital, capital improvements and acquisitions in the communications and media fields whether by purchase of assets, capital stock or partnership or other equity interests or by the formation of joint ventures, partnerships or other entities.

                  "Asset Sale" shall mean the sale, transfer or other disposition (other than to the Company or any of its

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Subsidiaries) in any single transaction or series of related transactions of
(a) any Capital Stock of any Subsidiary, (b) all or substantially all of the assets of the Company or any Subsidiary or (c) all or substantially all of the assets of a division, line of business, or comparable business segment of the Company or any Subsidiary.

                  "Base Date", with respect to any Triggering Event, shall mean the date which is 60 days prior to the occurrence of such Triggering Event.

                  "B Minus" shall mean, with respect to ratings by Standard & Poor's Corporation, a rating of B- and, with respect to ratings by Moody's Investors Service, Inc., a rating of B3, or the equivalent thereof by any substitute agency, as provided in Section 12.10.

                  "B Plus" shall mean, with respect to ratings by Standard & Poor's Corporation, a rating of B+ and, with respect to ratings by Moody's Investors Service, Inc., a rating of B1, or the equivalent thereof by any substitute agency, as provided in Section 12.10.

                  "Capitalized Lease Obligation" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person or lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Flow Available for Interest Expense" shall mean, for any Person, for any period, (A) the sum of the amount for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income (excluding taxes related to gains and losses excluded from the definition of Net Income), (iv) depreciation expense, (v) amortization expense, and (vi) any other non-cash items reducing the Net Income of such Person for such period, minus (B) all non-cash items increasing Net Income of such Person; all as determined in accordance with GAAP; provided that if, during such period, such Person shall have made any Asset Sale, Cash Flow Available for Interest Expense of such Person for such period shall be reduced by an amount equal to the Cash Flow Available for Interest Expense (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period subsequent to such sale or increased by an amount equal to the Cash Flow Available for Interest Expense (if negative) directly attributable thereto for such period.

                  "Century/Texas" shall mean Century Communications Corp., a Texas corporation, a wholly-owned subsidiary of the Company.


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                  "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

                  "Consolidated Cash Flow Available for Interest Expense" shall mean, for any Person, for any period, (A) the sum of the amount for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income (excluding taxes related to gains and losses excluded from the definition of Consolidated Net Income or Net Income),
(iv) depreciation expense, (v) amortization expense, and (vi) any other non-cash items reducing the Consolidated Net Income of such Person for such period, minus
(B) all non-cash items increasing Consolidated Net Income of such Person for such period; all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided that if, during such period, the Company or any of its Subsidiaries shall have made any Asset Sale, Consolidated Cash Flow Available for Interest Expense of the Company for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Interest Expense (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period subsequent to such sale or increased by an amount equal to the Consolidated Cash Flow Available for Interest Expense (if negative) directly attributable thereto for such period.

                  "Consolidated Interest Expense" of any Person shall mean, with respect to any period, the aggregate Interest Expense of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Interest Expense of the Company shall only include the Interest Expense of any Subsidiary of the Company which, at the date of determination of the Interest Expense Ratio of the Company, has an Interest Expense Ratio of less than the ratios set forth below:

         Period                                      Ratio
         ------                                      ------
         November 15, 1988 - November 14, 1990       1.25 to 1.0
         November 15, 1990 - November 14, 1991       1.35 to 1.0
         Thereafter                                  1.50 to 1.0

                  "Consolidated Net Income" with respect to any specified Person shall mean, for any period, the aggregate of the Net Income of such specified Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any other Person which is not a Subsidiary or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such

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specified Person or a Subsidiary, and (ii) the Net Income of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the Net Income (if positive) of any Subsidiary that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such specified Person shall be excluded to the extent of such restrictions.

                  "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                  "Debt" of any Person shall mean (without duplica- tion) any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable or an accrued liability arising in the ordinary course of business that is not overdue by more than 120 days or that is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of the Company in accordance with GAAP.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Designated Downgrading" shall mean (i) in the event that the rating of the 8 3/4% Notes by both Rating Agencies on any Base Date is equal to or higher than B Plus, the reduction of such rating by either or both Rating Agencies on the date of the relevant event or transaction resulting in the Class A Common Stock of the Company being held of record by less than 300 holders (or, if the rating on such date does not reflect the effect of such event or transaction, then on the earliest date on which such rating shall reflect the effect of such event or transaction) (as applicable, the "Triggering Event Date") to a rating equal to or lower than B Minus; and (ii) in the event that on any Base Date the rating of the 8 3/4% Notes by either or both Rating Agencies is lower than B Plus, the reduction of such rating by either or both Rating Agencies to a lower rating. In determining whether a rating has been reduced, a reduction of a gradation (+ and - for S&P and 1, 2 and 3 for Moody's or the equivalent thereof by any substitute rating agency as provided in Section 12.10) shall be taken into account.


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                  "Discharged" shall have the meaning assigned to such term in
Section 5.02 hereof.

                  "8 3/4% Notes" shall mean the Company's 8 3/4% Senior Notes Due 2007 originally issued in the aggregate principal amount of $225,000,000 pursuant to this Indenture.

                  "Global Note" has the meaning set forth in Section 2.03.

                  "Incurrence" shall have the meaning assigned to such term in
Section 11.13 hereof.

                  "Indebtedness" of any Person shall mean the Debt of such Person and shall also include, to the extent not otherwise included, any Capitalized Lease Obligation, the maximum fixed repurchase price of any Redeemable Stock, Indebtedness secured by a Lien to which the property or assets owned or held by the Company are subject (whether or not the obligations secured thereby shall have been assumed), guarantees of items that would constitute Indebtedness under this definition (whether or not such items would appear upon the balance sheet of such Person), letters of credit and letter of credit reimbursement obligations (whether or not such items would appear on such balance sheet), and obligations in respect of Currency Agreements and Interest Swap Obligations, and any renewal, extension, refunding or amendment of any of the foregoing. For purposes of the preceding sentence, the maximum fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon or measured by the fair market value of such Redeemable Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date.

                  "Interest Expense" of any Person shall mean, for any period, the aggregate amount of (i) interest in respect of Indebtedness of such Person (including amortization of original issue discount on any such Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations and Currency Agreements), (ii) all but the principal component of rentals in respect of

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Capitalized Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period, and (iii) any dividends or distributions paid on any Redeemable Stock of such Person, all as determined in accordance with GAAP.

                  "Interest Expense Ratio" shall mean, for the Company, the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Interest Expense of the Company for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Interest Expense Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Interest Expense which the Company will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter, assuming the Consolidated Interest Expense accruing on the amount of the Company's Indebtedness on the Transaction Date and reasonably anticipated by the Company in good faith to be outstanding from time to time during such period (assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of Interest Expense relating to Indebtedness the interest on which is a function of such market interest rate levels). "Interest Expense Ratio" shall mean, for any other Person, the ratio of (i) the aggregate amount of Cash Flow Available for Interest Expense of such other Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the relevant Transaction Date to (ii) the aggregate Interest Expense which such other Person will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter, assuming the Interest Expense accruing on the amount of such other Person's Indebtedness on the Transaction Date and reasonably anticipated by such other Person in good faith to be outstanding from time to time during such period (assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of Interest Expense relating to Indebtedness the interest on which is a function of such market interest rate levels).

                  "Interest Swap Obligations" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

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                  "Lien" shall mean any lien, security interest, charge or
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Maturity Date" shall mean the earlier to occur of October 1, 2007 and the date upon which the 8 3/4% Notes shall be declared due and payable pursuant to the terms of Section 6.01.

                  "Net Income" of any Person shall mean the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of such Person or a Subsidiary of such Person.

                  "Permitted Investment" shall mean any investment after November 10, 1988 (a) which when aggregated with all other outstanding Permitted Investments does not exceed the aggregate of $50 million (excluding amounts which may be used to acquire the remaining interests in the non-wireline cellular telephone systems in Elkhart, Indiana, Lincoln, Nebraska and Charlottesville and Lynchburg, Virginia) plus (i) the amount of Proceeds from the issuance or sale of Capital Stock of the Company after November 15, 1988,
(ii) the amount of Proceeds from the issuance of indebtedness which is converted or exchanged for Capital Stock of the Company after November 15, 1988, and (iii) amounts from dividends or distributions made to the Company or any Restricted Subsidiary from an Unrestricted Subsidiary after November 15, 1988, and (b) which is (i) loaned or contributed to any Affiliate controlled, directly or indirectly, by the Company in the ordinary course of business on terms that are no less favorable to the Company or the Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary from a Person who is not an Affiliate, or (ii) (A) loaned or contributed to any Unrestricted Subsidiary or (B) made by way of a guarantee by the Company, or a Restricted Subsidiary of Indebtedness of an Unrestricted Subsidiary. A Permitted Investment in an Unrestricted Subsidiary will be deemed to be no longer outstanding if such Unrestricted Subsidiary has been classified a Restricted Subsidiary.

                  "Physical Note" has the meaning set forth in Section 2.04.

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                  "Preferred Stock" shall mean the $3.50 Preferred Shares and the Special Preferred Shares of the Company.

                  "Proceeds" shall mean, with respect to any issuance or sale of securities, cash or the fair market value of property other than cash (as determined by the Board of Directors whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee) received in connection therewith.

                  "Pro Forma Operating Cash Flow" shall mean, for any period,
(A) the sum of the amount for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income (excluding taxes related to gains and losses excluded from the definition of Consolidated Net Income or Net Income), (iv) depreciation expense, (v) amortization expense, and (vi) any other non-cash items reducing the Net Income of such Person for such period, minus (B) all non-cash items increasing Net Income of such Person for such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during such period, the Company or any of its Restricted Subsidiaries shall have made any Asset Sale, Pro Forma Operating Cash Flow of the Company for such period shall be reduced by an amount equal to the Pro Forma Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period subsequent to such sale or increased by an amount equal to the Pro Forma Operating Cash Flow (if negative) directly attributable thereto for such period and (ii) if, during such period, Indebtedness is incurred by the Company or any of its Restricted Subsidiaries for or in connection with the acquisition of any Person or business which immediately after acquisition is a Subsidiary or whose assets are held directly by the Company or a Subsidiary, Pro Forma Operating Cash Flow shall be computed so as to give pro forma effect to the acquisition of such Person or business.

                  "Rating Agency" shall mean either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investors Service, Inc. or its successor ("Moody's").

                  "Redeemable Stock" shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.


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                  "Repurchase Date" shall have the meaning assigned to such term in Section 12.10 hereof.

                  "Repurchase Notice" shall have the meaning assigned to such term in Section 12.10 hereof.

                  "Restricted Payments" shall have the meaning assigned to such term in Section 11.11.

                  "Restricted Subsidiary" shall mean (a) any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of the Company, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of the Indenture. Notwithstanding the foregoing, Century-ML Cable Venture and its Subsidiaries and Century Venture Corp. and its Subsidiaries shall be Restricted Subsidiaries unless any of the foregoing shall be reclassified as an Unrestricted Subsidiary pursuant to clause (d) of the definition of an Unrestricted Subsidiary.

                  "Transaction Date" shall have the meaning assigned to such term in the definition of "Interest Expense Ratio" herein.

                  "Triggering Event" shall mean the occurrence of any transaction or event or series of transactions or events which results in (a) the Class A Common Stock of the Company being held of record by less than three hundred holders and (b) a Designated Downgrading. For purposes of clause (a) above, "held of record" shall have the meaning set forth in Rule 12g5-1 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                  "Triggering Event Date" shall have the meaning assigned to such term in the definition of "Designated Downgrading" herein.

                  "Unrestricted Subsidiary" shall mean (a) Century Cellular Holding Corp.; provided that Century Cellular Holding Corp. may be reclassified as a Restricted Subsidiary pursuant to clause (b) of the definition of Restricted Subsidiary, (b) any Subsidiary as of the date of the Indenture which is not a Restricted Subsidiary, (c) any Subsidiary of an Unrestricted Subsidiary and (d) any

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Subsidiary organized or acquired after the date of the Indenture which is classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, the Company and its Restricted Subsidiaries would have investments in such Subsidiary which would be Permitted Investments; and provided further, that, notwithstanding the foregoing, no Subsidiary which is a Restricted Subsidiary as of the date of the Indenture shall be reclassified as an Unrestricted Subsidiary or be a Subsidiary of an Unrestricted Subsidiary. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors under this provision, together with a copy of each such resolution adopted.

                  B2. ADDITIONAL SECTIONS - Each of the following provisions, which constitutes part of this Sixth Supplemental Indenture, is numbered to conform with the format of the Indenture:

SECTION 2.03.     Securities in Global Form.

                  The 8 3/4% Notes shall be issued initially in the form of one or more permanent global Notes, representing and denominated in an amount equal to the aggregate principal amount of all of the Securities of such series, each such Note containing the legend relating to global securities set forth in
Section 2.05 hereto (a "Global Note"), deposited with, or on behalf of the Depository or with the Trustee, as custodian for the Depository.

                  Any Holder of the Global Note(s) shall, by acceptance of such Global Note(s), agree that transfers of beneficial interests in such Global Note(s) may be effected only through a book-entry system maintained by the Holder of such Global Note(s) (or its agent), and that ownership of a beneficial interest in the 8 3/4% Notes shall be required to be reflected in a book entry.

SECTION 2.04.  Book-Entry Provisions for Global Note(s).

                  (a) Each Global Note initially shall (i) be registered in the name of the Depository for such Global Notes or the nominee of such Depository,
(ii) be deposited with, or on behalf of, the Depository or with the Trustee, as custodian for such Depository, and (iii) bear the legends set forth in Section
2.05. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note(s) held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note(s), and the Depository may be treated by the Company, the Trustee and any agent of the

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Company or the Trustee as the absolute owner of such Global Note(s) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving any effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any 8 3/4% Notes.

                  (b) Transfers of each Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in each Global Note may be transferred in accordance with the rules and procedures of the Depository. In addition, permanent certificate Notes in registered form ("Physical Notes") shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Company notifies the Trustee in writing that the Depository is at any time unwilling or unable to continue as a depository for such Global Note and a successor depository is not appointed by the Company within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, or (iii) there is continuing an Event of Default as set forth in the Indenture and a Holder so requests.

                  (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.04(b) to beneficial owners who are required to hold Physical Notes, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer in its entirety of a Global Note to beneficial owners pursuant to Section 2.04(b), such Global Note shall be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note an equal principal amount of Physical Notes of authorized denominations.

                  (e) The Holder of the Global Note(s) may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent

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Members, to take any action which a Holder is entitled to take under this
Indenture or the 8 3/4% Notes.

SECTION 2.05. Legends.

         Each Global Note shall bear a legend substantially to the following effect on the face thereof:

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

SECTION 3.11      Establishment of Terms.

                  The 8 3/4% Notes shall have such terms as are set forth in the 8 3/4% Note, a copy of which is attached hereto as Exhibit A.

SECTION 11.10.     Restrictions on Mergers, Sales and
                   Consolidations.

                  The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its property to another corporation, Person or entity except as permitted in Article Nine.

SECTION 11.11.    Restrictions on Dividends and Other
                  Payments.

                  Except as set forth below the Company shall not, directly or indirectly:

                  (1) declare or pay any dividend on, or make any distribution to the holders (as such) of, any shares of its Capital Stock (other than dividends or distributions payable in Capital Stock (other than Redeemable Stock) of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Subsidiary or other Affiliate of the Company (other than any such Capital Stock owned by the Company or any directly or indirectly wholly-owned Subsidiary of the Company);

                  (3) permit any Subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such) of, any shares of its Capital Stock except to the Company or a directly or indirectly wholly-owned Subsidiary of the Company (other than dividends or distributions payable in Capital Stock (other than Redeemable Stock) of such Subsidiary or the Company);

                  (4) permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Capital Stock of such Subsidiary, the Company or any Affiliate of either of them (other than any such Capital Stock owned by the Company or any directly or indirectly wholly-owned Subsidiary of the Company); or

                  (5) make an Advance or permit any Subsidiary to make an Advance (such dividends, distributions, purchases, redemptions, other acquisitions, retirements or Advances referred to in (1) through (5) above being collectively referred to as "Restricted Payments;" provided, however, that Restricted Payments shall not include any amounts paid for the acquisition from a Person not an Affiliate of the Company of any Capital Stock of a Subsidiary or other Affiliate of the Company);

if at the time of such Restricted Payment:

                  (i) an Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof, or

                  (ii) if upon giving effect to such payment the aggregate amount expended for all such Restricted Payments subsequent to November 21, 1988 shall exceed the sum of (a) the excess of (x) the aggregate of Consolidated Cash Flow Available for Interest Expense of the Company accrued during all fiscal quarters ended subsequent to May 31, 1988 over (Y) the product of (1) 1.2 and
(2) the aggregate of Consolidated Interest Expense of the Company accrued during all fiscal quarters ended subsequent to May 31, 1988, (b) the aggregate net proceeds, including cash and the fair market value of property other than cash, received by the Company from the issue or sale, after November 21, 1988, of Capital Stock of the Company (other than Redeemable Stock), including upon the exercise of any warrant, other than in connection with the conversion or exchange of any Indebtedness or Capital Stock, and (c) the aggregate net proceeds received by the Company, subsequent to November 21,

1988, from the issue or sale of any debt securities or Redeemable Stock of the Company, if, at the time the determination is made, such debt securities or Redeemable Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock).

                  For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company or any Subsidiary, such dividend shall be deemed to be paid at the date of declaration, and the subsequent payment of such dividend during such 60-day period shall not be treated as an additional Restricted Payment. For purposes of determining under clause (ii) above the amount expended for Restricted Payments, property other than cash shall be valued at its fair market value.

                  Notwithstanding the foregoing, the provisions of this Section
11.11 will not prevent (i) the payment of an amount not to exceed $150,000,000 in the aggregate to repurchase shares of the common stock of the Company, (ii) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provisions on the date of declaration or (iii) the purchase, redemption, acquisition or other retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Redeemable Stock).

SECTION 11.12. Limitation on Transactions with Affiliates.

                  Neither the Company nor any Subsidiary may engage in any transaction with an Affiliate of the Company (other than a Restricted Subsidiary), or any director, officer or employee of the Company or any Subsidiary, on terms less favorable to the Company or such Subsidiary than would be obtainable at the time in comparable transactions of the Company or such Subsidiary with Persons which are not Affiliates; provided, however, that nothing in this Section 11.12 shall prevent (i) the Company from making any payments permitted pursuant to the terms of Section 11.11 or (ii) the Company or any Subsidiary from entering into any transaction permitted pursuant to the terms of Sections 9.01, 11.10 and 11.14.

SECTION 11.13. Limitation on Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness

(other than the 8 3/4% Notes) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than nine times Pro Forma Operating Cash Flow for the four fiscal quarters immediately preceding such incurrence. For purposes of this Section 11.13, an incurrence will not be deemed to occur when any Person becomes a Subsidiary by merger, consolidation, acquisition or otherwise. Notwithstanding the above, neither the Company nor any Restricted Subsidiary shall be prohibited from incurring (i) Indebtedness incurred in connection with Currency Agreements or Interest Swap Obligations, (ii) Indebtedness which is subordinated in right of payment to the 8 3/4% Notes and which has an average life to maturity longer than that of the 8 3/4% Notes and
(iii) Indebtedness resulting in the extension, refunding or renewal of any Indebtedness existing prior to such extension, renewal or refunding which does not result in an increase in the principal amount of such existing Indebtedness then outstanding.

SECTION 11.14.    Investments in Affiliates and
                  Subsidiaries.

                  (a) After September 23, 1997, the Company shall not, nor shall the Company allow any Restricted Subsidiary to, invest in any Affiliate (other than the Company or a Restricted Subsidiary) or in any Unrestricted Subsidiary other than by way of Permitted Investments.

                  (b) After September 23, 1997, neither the Company nor any Restricted Subsidiary shall guarantee or secure, pledge, encumber or otherwise become directly or indirectly liable for investments in or borrowings by Unrestricted Subsidiaries, except for Permitted Investments and except that the Capital Stock of an Unrestricted Subsidiary may be pledged to secure borrowings by such Unrestricted Subsidiary or other Unrestricted Subsidiaries.

SECTION 12.10.    Right to Require Repurchase of
                  8 3/4% Notes.

                  (a) In the event of the occurrence of a Triggering Event, each holder of 8 3/4% Notes shall have the right, at such holder's option, to sell to the Company, and the Company hereby agrees to purchase, all or any part of such holder's 8 3/4% Notes on the date (the "Repurchase Date") that is 115 days after a Triggering Event Date, for an amount equal to 101% of their principal amount plus accrued interest to the Repurchase Date.

                  (b) The Company shall mail to all holders of record of the 8 3/4% Notes, within 30 days after a

Triggering Event Date, a notice of the occurrence of such Triggering Event, specifying the date by which a holder of 8 3/4% Notes must notify the Trustee of such holder's intention to exercise the repurchase right and describing the procedure which such holder must follow to exercise such right. The Company shall deliver a copy of such notice to the Trustee on the same such date and shall cause a copy of such notice to be published in an Authorized Newspaper. To exercise the repurchase right, the holder of a 8 3/4% Note must deliver, on or before the ninetieth day after a Triggering Event Date, written notice (which shall be irrevocable) (such notice, as to any holder of 8 3/4% Notes its "Repurchase Notice") to the Trustee of the holder's exercise of such right, together with the 8 3/4% Note or 8 3/4% Notes with respect to which the right is being exercised, duly endorsed for transfer. Not later than the ninety-fifth day after such Triggering Event Date, the Trustee shall notify the Company of the aggregate principal amount of 8 3/4% Notes or portions thereof with respect to which it has received Repurchase Notices and the certificate numbers and the names of the holders of the 8 3/4% Notes tendered for repurchase. No later than the date that is 110 days after a Triggering Event Date, the Company shall deposit with the Trustee money in an amount sufficient to repurchase on the Repurchase Date all such 8 3/4% Notes or portions thereof. The Company shall not be required pursuant to Section 3.05 to exchange or register the transfer of any 8 3/4% Note or portion thereof with respect to which the holder thereof has delivered a Repurchase Notice.

                  (c) The Company shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the 8 3/4% Notes. If, however, either or both of the Rating Agencies shall not make such a rating available, a nationally recognized investment banking firm selected by the Company shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

PARAGRAPH C.      CHANGED PROVISIONS.

                  C1. CHANGED DEFINITIONS. The definitions of "Capital Stock", "GAAP" and "Subsidiary" set forth in Article 1 of the Indenture shall be amended and restated in their entirety to read as follows:

                  "Capital Stock" shall mean, (i) in respect of any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock and any and all equity, beneficial or ownership interests in, or participations or other equivalents in, any partnership, association, joint venture or other business entity and (ii) when used to refer to "Capital Stock" into which Securities of a particular series are convertible, stock of any class of the Company into which Securities of such series are convertible in accordance with their terms (as contemplated by Section 3.01).

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect on the date of the Indenture.

                  "Subsidiary" of any specified Person shall mean (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person or a Subsidiary or Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

          C2. CHANGED SECTIONS.

SECTION 2.02.     Certificate of Authentication.

                  Section 2.02 of the Indenture, which shall apply to the 8 3/4% Notes, is amended and restated in its entirety to read as follows:

SECTION 2.02.      Form of Trustee's Certificate
                   of Authentication.

                  The Trustee's certificate of authentication on the 8 3/4% Notes shall be in substantially the following form:

                  This is one of the 8 3/4% Senior Notes Due 2007 referred to in the Indenture dated as of February 15, 1992, as supplemented by the Sixth Supplemental Indenture, dated as of September 29, 1997, between Century Communications Corp. and First Trust of California, National Association, successor trustee to Bank of America National Trust and Savings Association, as Trustee.

                                                 FIRST TRUST OF CALIFORNIA,
                                                 NATIONAL ASSOCIATION,
                                                 successor trustee to BANK OF
                                                 AMERICA NATIONAL TRUST AND
                                                 SAVINGS ASSOCIATION, as
                                                 Trustee


                                                 By:
                                                    -------------------------
Authentication Date:                                Authorized Officer

SECTION 5.02.     Defeasance.

                  Section 5.02 of the Indenture, which shall apply to the 8 3/4% Notes, is amended and restated in its entirety to read as follows:

SECTION 5.02.     Defeasance Upon Deposit of Moneys or U.S.
                  Government Obligations.

                  At the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the 8 3/4% Notes or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 11.10 through 11.12 at any time after the applicable conditions set forth below have been satisfied:

                  (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the 8 3/4% Notes (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest thereon and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge all of the principal of the outstanding 8 3/4% Notes on the date such payment of principal is due in accordance with the terms of the 8 3/4% Notes;

                  (2) if the 8 3/4% Notes are then listed on the American Stock Exchange or any other stock exchange, and if the Company has elected to be deemed Discharged from its obligations with respect to the 8 3/4% Notes pursuant to option (a) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the

Company's exercise of its option (a) would not cause the 8 3/4% Notes to be delisted; and

                  (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the 8 3/4% Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 5.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or deliver a ruling to that effect received from or published by the Internal Revenue Service.

                  "Discharged" means, for purposes of this Section 5.02, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the 8 3/4% Notes and to have satisfied all the obligations under this Indenture relating to the 8 3/4% Notes and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  Notwithstanding the satisfaction and discharge of this Indenture under this Section 5.02, the Company's obligations in Sections 3.05, 3.06, 7.07 and 11.02, however, shall survive until the 8 3/4% Notes are no longer outstanding.

SECTION 9.01.     Company May Consolidate, etc.
                  Only On Certain Terms.

                  Section 9.01 is amended by (i) deleting the word "and" at the end of subclause 1, (ii) deleting the period at the end of subclause 2 and substituting in lieu thereof a semicolon and (iii) adding the following two subclauses at the end thereto, to read in their entirety as follows:

                  (3) immediately after the transaction, no Event of Default exists; and

                  (4) immediately after giving effect to such transaction on a pro forma basis, the Interest Expense Ratio of the surviving or successor entity on a pro forma basis is at least 1:1; provided that, if the Interest Expense Ratio of the Company immediately prior to any such transaction is within the range set forth in Column A below, then the pro forma Interest Expense Ratio of the surviving or successor entity shall be at least equal to the percentage of the Interest Expense Ratio of the Company set forth in Column B below:

                  (A)                                         (B)

                  1.1111:1 to 1.4999:1                        90%

                  1.5:1 and higher                            75%

and provided further, that, if the pro forma Interest Expense Ratio of the surviving or successor entity is 2.0:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such provision.

ARTICLE TWELVE - REDEMPTION OF SECURITIES

                  Sections 12.01, 12.06, 12.07 and 12.08 are amended and restated in their entirety to read as follows:

SECTION 12.01.    Applicability of Article.

                  Securities of any series which are subject to repurchase before their Stated Maturity shall be repurchased in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 12.06.    Securities Payable on Repurchase Date.

                  Notice of repurchase having been given as aforesaid, the Securities so to be repurchased shall, on the

Repurchase Date, become due and payable at the applicable repurchase price therein specified, and from and after such date (unless the Company shall default in the payment of the applicable repurchase price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for repurchase in accordance with said notice, such Security shall be paid by the Company at the applicable repurchase price, together with accrued interest to the applicable Repurchase Date; provided, however, that, subject to
Section 16.04, installments of interest whose Stated Maturity is on or prior to the applicable Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

                  If any Security called for repurchase shall not be so paid upon surrender thereof for repurchase, the principal (and premium, if any) shall, until paid, bear interest from the applicable Repurchase Date at the rate prescribed therefor in the Security.

SECTION 12.07. Securities Repurchased in Part.

                  Any Security which is to be repurchased only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the portion not repurchased of the principal of the security so surrendered. Securities in denominations larger than $1,000 may be repurchased in part, but only in whole multiples of $1,000.

SECTION 12.08.    Securities No Longer Outstanding
                  After Notice to Trustee and
                  Deposit of Cash.

                  If the Company, having given notice to the Trustee as provided in Section 12.02 or 12.10, shall have deposited with the Trustee or a Paying Agent, for the benefit of the Holders of any Securities of any series or portions thereof tendered for repurchase in whole or in part, cash or other form of payment if permitted by the terms of such Securities (which amount shall be immediately due and payable to the Holders of such Securities or portions thereof) in the amount necessary so to repurchase all such Securities or portions thereof on the applicable Repurchase Date and provision satisfactory to the Trustee shall have been made for the giving of notice of such repurchase, such Securities or portions thereof shall thereupon, for all purposes of this Indenture, be deemed to be no longer Outstanding, and the Holders thereof shall be entitled to no rights thereunder or hereunder, except the right to receive payment of the applicable repurchase price, together with interest accrued to the applicable Repurchase Date, on or after the applicable Repurchase Date of such Securities or portions thereof.

PARAGRAPH D.      REPORTING DATE

                  For the purposes of the 8 3/4% Notes, the Reporting Date shall be May 15, with the first such Reporting Date being May 15, 1998.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           CENTURY COMMUNICATIONS CORP.



                                           By: /s/ SCOTT N. SCHNEIDER
                                              ------------------------------
                                              Chief Financial Officer,
                                              Senior Vice President and
                                              Treasurer


[CORPORATE SEAL]

ATTEST:

/s/ DAVID ROSENSWEIG
-------------------------------


                                           FIRST TRUST OF CALIFORNIA,
                                           NATIONAL ASSOCIATION,
                                           successor trustee to BANK OF
                                           AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as
                                           Trustee



                                           By:  /s/ ROBERT SCHNEIDER
                                              ------------------------------
                                              Title: Assistant Vice
                                                     President
[CORPORATE SEAL]

ATTEST:


-------------------------------

STATE OF NEW YORK   )
                                    :  ss.:
COUNTY OF NEW YORK  )

                  On the 29th day of September, 1997, before me personally came Scott N. Schneider, to me known, who, being by me duly sworn, did depose and say that he is CFO, Senior Vice President and Treasurer of CENTURY COMMUNICATIONS CORP., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                                   /s/ A.J. KESS
                                                  ---------------------------
                                                  Notary Public

STATE OF CALIFORNIA         )
                            :  ss.:
COUNTY OF LOS ANGELES       )

                  On the 29th day of September, 1997, before me personally came Robert Schneider, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, successor trustee to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Trustee, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                                  --------------------------
                                                  Notary Public

                                    EXHIBIT A

                               FORM OF 8 3/4% NOTE

                                                                       Exhibit A

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION FOR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

                         (Face of Senior Debt Security)

No. 1                                                      CUSIP NO. 156503 AJ3

                          CENTURY COMMUNICATIONS CORP.,

a corporation duly organized and existing under the laws of the State of New Jersey (together with any successor corporation under the Indenture hereinafter referred to, the "Company") hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on October 1, 2007

                           8 3/4% SENIOR NOTE due 2007

     Interest Payment Dates: April 1 and October 1 commencing April 1, 1998

                     Record Dates: March 15 and September 15

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under said Indenture, or a successor trustee thereunder, shall have executed the certificate of authentication appearing herein.

         IN WITNESS WHEREOF, CENTURY COMMUNICATIONS CORP. has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        CENTURY COMMUNICATIONS CORP.

                                        By:
                                            -------------------------------


                                        By:
                                            -------------------------------

                                                         (SEAL)

Dated:  September 29, 1997

Certificate of Authentication:

         This is one of the 8 3/4% Senior Notes Due 2007
referred to in the Indenture dated as of February 15,                     (Authenticating Agent's name)
1992, as supplemented by the Sixth Supplemental
Indenture, dated as of September 29, 1997, between                        By
Century Communications Corp. and First Trust of                               ---------------------------
California, National Association, successor trustee to                           Authorized Signature
Bank of America National Trust and Savings Association,
as Trustee.

         FIRST TRUST OF CALIFORNIA, NATIONAL
ASSOCIATION, SUCCESSOR TRUSTEE TO BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION,

By:                                          as Trustee

Authentication Date:                 Authorized Officer

                         (BACK OF SENIOR DEBT SECURITY)

                          CENTURY COMMUNICATIONS CORP.

                     8 3/4% SENIOR NOTE DUE OCTOBER 1, 2007

         1. Interest and Principal Payments. CENTURY COMMUNICATIONS CORP. (together with any successor corporation hereinafter referred to, the "Company") promises to pay interest on the principal amount of this 8 3/4% Senior Note due 2007 (this "Note"), at a rate equal to 8 3/4% per annum. The Company will pay interest semiannually in arrears on each April 1 and October 1 of each year (an "Interest Payment Date"), commencing April 1, 1998, to the holder of record of this Note at the close of business on the March 15 or September 15 next preceding the Interest Payment Date. Interest on this Note will accrue from the most recent date as to which interest has been paid or, if no interest has been paid, from September 29, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Subject to Sections 6 and 7 hereof, the Company will pay the principal amount of this Note on October 1, 2007. The Company shall pay interest on overdue principal at the rate of 8 3/4% per annum and interest on overdue installments of interest, to the extent lawful, at the same rate.

         2. Method of Payment. The Company will pay the interest on this Note provided for in paragraph 1 above (except defaulted interest) to the person who is the registered holder of this Note (also referred to as a "Noteholder") at the close of business on the March 15 or September 15, as the case may be, next preceding the Interest Payment Date. The holder must surrender this Note to the office of the Trustee in St. Paul, Minnesota to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such principal and interest by its check payable in such money. It may mail an interest check to the holder's registered address. If a payment date is a not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

         3. Office or Agency of Company. The office of the Trustee in St. Paul, Minnesota shall be the office or agency of the Company where Notes may be presented for registration of transfer, where notices and demands with respect to the Notes and the Indenture may be served and where the Notes may be presented for payment, unless the Company shall maintain some other office or agency for such purposes and shall give the Trustee written notice thereof. In case the Company shall fail to maintain such other office or agency, presentations may be made and notices and demands may be served at the principal office of the Trustee.







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         4. Indenture. The Company issued the Notes under an Indenture dated as of February 15, 1992, as supplemented by the Sixth Supplemental Indenture dated as of September 29, 1997 (as so supplemented, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $225,000,000 in aggregate principal amount, except for Notes issued in substitution for exchanged, destroyed, lost or stolen Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

         5. Redemption. The Notes will mature on October 1, 2007 and may not be redeemed prior to maturity.

         6. Defeasance. Subject to certain conditions set out in the Indenture, the Company may, by the irrevocable deposit of money or U.S. Government Obligations or both, discharge its obligations with respect to the Notes and/or cease to be under any further obligation to comply with or be subject to certain covenants and provisions of the Indenture.

         7. Right to Require Repurchase of Notes. In the event of a Triggering Event, each Noteholder shall have the right, at such holder's option but subject to the provisions of Section 12.10 of the Indenture, to sell to the Company, and to require the Company to purchase, all or any part of such holder's Notes on the date (the "Repurchase Date") which is 115 days after the Triggering Event Date for an amount equal to 101% of the principal amount of such Notes plus accrued interest to the Repurchase Date.

         8. Notice of Repurchases. The Company shall mail by first-class mail, postage prepaid, to all holders of record of the Notes, within 30 days after a Triggering Event Date, a notice of the occurrence of such Triggering Event, specifying the date by which a holder of Notes must notify the Trustee of such holder's intention to exercise the repurchase right and setting forth the procedure which such holder must follow to exercise such right. The Company shall deliver a copy of such notice to the Trustee and shall cause a copy of such notice to be published in an Authorized Newspaper. Notes in denominations larger than $1,000 may be repurchased in part but only in whole multiples of $1,000. On and after the Repurchase Date with respect to any Notes or portions thereof tendered for repurchase, interest shall cease to accrue on the Notes or portions thereof tendered for repurchase.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The officer or agent of the Company referred to in Section 3 hereof may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

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The officer or agent of the Company referred to in Section 3 hereof need not exchange or register the transfer of any Note or portion of a Note with respect to which the holder has delivered notice of exercise of its repurchase right.

         10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Note is registered upon the books maintained at the office or agency of the Company for the registration of the Notes as the owner for all purposes.

         11. Amendments and Waivers. Subject to certain exceptions and to the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Notes, may be made by the Company with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that no such modification or alteration shall (i) extend the time or times of payment of the principal of or interest on any Note, or reduce the principal amount of any Note or the rate of interest thereon or reduce any amount payable on repurchase thereof or that would be due and payable upon acceleration thereof, without the consent of the holder of each Note so affected, or (ii) reduce the percentage of Notes the vote or consent of the holders of which is required for such modifications and alterations, without the consent of the holders of all Notes then Outstanding under the Indenture. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency or to make any change which does not adversely affect the rights of any Noteholder. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes then Outstanding on behalf of the holders of all the Notes, under circumstances specified in the Indenture, may waive a past Event of Default under the Indenture and its consequences, except a default in the payment of the principal of or interest on the Notes. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note or Notes issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         12. Defaults and Remedies. Events of Default under the Indenture include the following: default for 30 days in payment of interest on the Notes; default in payment of principal when due on the Notes (upon maturity, repurchase, acceleration or otherwise); failure by the Company for 90 days after notice to it as provided in the Indenture to comply with any of its other covenants, conditions or agreements in the Indenture or the Notes; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then Outstanding may declare the principal amount of the Notes to be due and payable immediately. The Indenture provides that such declaration in certain events may be annulled by the holders of a majority in aggregate principal amount of the Notes then Outstanding. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before

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it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference and subject in its entirety to the more complete description thereof contained in the Indenture.

         13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may engage or be interested in any financial or other transaction with the Company or any Subsidiary or Affiliate, and may buy, own, hold and sell any Notes or other securities of the Company or its Subsidiaries and Affiliates, make loans to, maintain any and all other general banking and business relations with the Company or its Subsidiaries and Affiliates, and may otherwise deal with the Company or its Subsidiaries and Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, or in respect of the Indenture, to or against any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issue thereof.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Unclaimed Money. If money for the payment of principal of or interest on the Notes remains unclaimed for one year and eleven months, the Trustee or any paying agent will pay the money back to the Company at its request. After such payment, holders entitled to any portion of such money must look solely to the Company for payment thereof.

         17. Definitions and Abbreviations. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

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         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to: Century Communications Corp., 50 Locust Avenue, New Canaan, Connecticut 06840,
Attention: Treasurer.

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                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 12.10 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 12.10 of the Indenture, state the amount: $________________

Date:
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Your Signature:
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              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
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                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Senior Debt Security to

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                  (Insert assignee's soc. sec. or tax I.D. no.)

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              (Print or type assignee's name, address and zip code)

and irrevocably appoint
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agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

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Date:                         Your Signature:
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(Sign exactly as your name appears on the other side of this Senior Debt
Security)

Signature Guarantee:
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